Morgan, Lewis & Bockius LLP
1111 Pennsylvania Avenue NW
Washington, DC  20004

September 17, 2002

The Advisors' Inner Circle Fund
101 Federal Street
Boston, Massachusetts  02110

Re: Opinion of Counsel regarding Registration Statement filed on Form N-14 under the Securities Act of 1933
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Ladies and Gentlemen:

We refer to the Registration Statement on Form N-14 (the "Registration Statement") of The Advisors' Inner Circle Fund (the "Trust"), relating to the transfer of all the assets and stated liabilities of Advisors Series Trust's Chartwell Large Cap Value Fund and Chartwell Small Cap Value Fund (each an "Acquired Fund" and, collectively, the "Acquired Funds"), in exchange for shares of the Trust's Chartwell Large Cap Value Fund and Chartwell Small Cap Value Fund, respectively (each a "Successor Fund" and, collectively, the "Successor Funds"), followed by the distribution of such shares (the "Successor Funds' Shares") in complete liquidation of the Acquired Funds (the "Reorganization").

We have been requested by the Trust to furnish this opinion as Exhibit 11 to the Registration Statement. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with this opinion, we have reviewed, among other things, executed copies of the following:

         (a) a certificate of the Commonwealth of Massachusetts as to the existence of the Trust, which is duly authorized and validly existing under the laws of the Commonwealth of Massachusetts;

         (b) the Agreement and Declaration of Trust for the Trust and all amendments and supplements thereto (the "Declaration of Trust");

         (c) a certificate executed by Timothy D. Barto, Assistant Secretary of the Trust, certifying as to, and attaching copies of, the Trust's Declaration of Trust and Amended and Restated By-Laws (the "By-Laws"), and certain resolutions adopted by the Board of Trustees of the Trust authorizing the issuance of the Successor Funds' Shares; and

         (d)      a printer's proof of the Registration Statement.

In our capacity as counsel to the Trust, we have examined the originals, or certified, conformed or reproduced copies, of all records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of all original or certified copies, and the conformity to original or certified copies of all copies submitted to us as conformed or reproduced copies. As to various questions of fact relevant to such opinion, we have relied upon, and assume the accuracy of, certificates and oral or written statements of public officials and officers or representatives of the Trust. We have assumed that the Registration Statement, as filed with the Securities and Exchange Commission, will be in substantially the form of the printer's proof referred to in paragraph (d) above.

Based upon, and subject to, the limitations set forth herein, we are of the opinion that the Successor Funds' Shares, when issued and sold in accordance with the Declaration of Trust and By-Laws, and for the consideration described in the Registration Statement, will be legally issued, fully paid and nonassessable under the laws of the Commonwealth of Massachusetts.

We hereby consent to the inclusion of this opinion as an exhibit to the Trust's Registration Statement to be filed with the U.S. Securities and Exchange Commission. In giving this consent, we do not concede that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP